SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                   July 30, 1997
                (Date of Report, date of earliest event reported)



                            TITANIUM METALS CORPORATION
             (Exact name of Registrant as specified in its charter)



      Delaware                 0-28538            13-5630895
      (State or other         (Commission       (IRS Employer
       jurisdiction of         File Number)            Identification
       incorporation)                                  Number)



      1999 Broadway, Suite 4300, Denver, CO              80202
      (Address of principal executive offices)        (Zip Code)



                        (303) 296-5600
              (Registrant's telephone number, including area code)



                        Not Applicable
             (Former name or address, if changed since last report)



Item 5:     Other Events

            On August 1, 1997, the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by this reference. The press release states that on July 30, 1997 the Registrant entered into a five-year, $200,000,000 Credit Agreement with Bankers Trust Company, as administrative agent, Corestates Bank, N.A. and Sanwa Business Credit Corporation, as co-agents and various lending istitutions (the "Credit Agreement").

            Borrowings under the Credit Agreement are secured by substantially all of the Company's assets and are available for general corporate purposes, including potential acquisitions and refinancing of existing letters of credit. Borrowings under the Credit Agreement will initially be at the rate of U.S. LIBOR plus 50 basis points.

            The foregoing summary of the Credit Agreement is qualified in its entirety by reference to Exibit 10.1, which is incorporated herein by this reference.


Item 7:     Financial Statements, Pro Forma Financial Information and Exhibits

      (c)   Exhibits

            Item No.                           Exhibit List

             10.1 $200,000,000 Credit Agreement among Registrant, Bankers Trust Company, as administrative agent, Corestates Bank, N.A. and Sanwa Business Credit Corporation, as co-agents and various lending istitutions, dated as of July 30, 1997.

             99.1       Press release dated August 1, 1997 issued by Registrant.


                          SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TITANIUM METALS CORPORATION
                                    (Registrant)




                                    By: /s/ Robert E. Musgraves
                                      Robert E. Musgraves
                                       Vice President and General Counsel





Date: August 6, 1997